Exhibit 23.2

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We have issued our Report dated April 17, 2014, with respect to the consolidated financial statements of Neovasc Inc. contained in the Registration Statement on Form F-10 (File No. 333-195360), filed on April 17, 2014, which is incoporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Chartered Accountants

Vancouver, Canada
June 23, 2014